ECOLAB

MIRROR PENSION PLAN

Fourth Declaration of Amendment

Pursuant to Section 1.3 of the Ecolab Mirror Pension Plan (“Plan”) and Section 5.1 of the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans which is incorporated into the Plan by reference (“Administrative Document”), the Company amends the Plan as set forth below.  Except as otherwise specifically provided herein, the terms of this Amendment shall be effective on February 22, 2002:

1.             Section 3.3(2)(c) of the Plan is hereby amended by deleting the phrase “does not exceed $5,000” therefrom and replacing it with the phrase “does not exceed $25,000” therein.

2.             Section 5.1(1) of the Plan is hereby amended by deleting the phrase “Except as provided in Subsection (2) of this Section” therefrom and replacing it with the phrase “Except as provided in Subsections (2) and (3) of this Section” therein.

3.             Section 5.1(2) of the Plan is hereby amended in its entirety to read as follows:

“(2)  Forfeiture Provision.

(a)  Notwithstanding the provisions of Subsection (1) hereof, but subject to the requirements of clause (b) of this Subsection, the Employers shall be relieved of any obligation to pay or provide any future Mirror Pension Benefits and Mirror Pre-Retirement Pension Benefits under this Plan and shall be entitled to recover amounts already distributed if, without the written consent of the Company, the Executive, whether before or after termination with the Controlled Group (i) participates in dishonesty , fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or a Controlled Group member, (ii) commits any unlawful or criminal activity of a serious nature, (iii) commits any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Executive’s overall duties or (iv) materially breaches any confidentiality or noncompete agreement entered into with the Company or a Controlled Group member.  The Employers shall have the burden of proving that one of the foregoing events have occurred.

(b)  Notwithstanding the foregoing, an Executive shall not forfeit any portion of his Mirror Pension Benefits or Mirror Pre-Retirement Pension Benefits under clause (a) of this Subsection unless (i) the Executive receives reasonable notice in writing setting forth the grounds for the forfeiture, (ii) if requested by the Executive, the Executive (and/or the Executive’s counsel or other representative) is granted a hearing before the full Board of Directors of the Company (the “Board”) and (iii) a majority of the members of the full Board determine that the Executive violated one or more of the provisions of clause (a) of this Subsection.”

4.             Section 5.1 of the Plan is hereby amended by adding the following new Subsection (3) to the end thereof, to read as follows:

“(3)  Acceleration of Vesting.  Notwithstanding the provisions of Subsection (1) hereof, the Mirror Pension Benefits of the Executives (a) who are employed by the Controlled Group on the date of a Change in Control or (b) whose employment with the Company was terminated prior to a Change in Control but the Executive reasonably demonstrates that the termination occurred at the request of a third party who has taken steps reasonably calculated to effect the Change in Control, shall become immediately 100% vested upon the occurrence of such Change in Control.”

5.                                      Article VI of the Plan is hereby amended by adding the following new Sections to the end thereof, to read as follows:

SECTION 6.2.        Limitation on Payments and Benefits.  Notwithstanding any provision of this Plan to the contrary, if any amount or benefit to be paid or provided under this Plan or any other plan or agreement between the Executive and a Controlled Group member would be an “Excess Parachute Payment,” within the meaning of Section 280G of the Code, or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided under this Plan shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided to the Executive, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes).  If requested by the Executive or the Company, the determination of whether any reduction in such payments or benefits to be provided under this Plan or otherwise is required pursuant to the preceding sentence shall be made by the Company’s independent accountants, at the expense of the Company, and the determination of the Company’s independent accounts shall be final and binding on all persons.   The fact that the Executive’s right to payments or benefits may be reduced by reason of the limitations contained in this Section 6.2 shall not of itself limit or otherwise affect any other rights of the Executive pursuant to this Plan.  In the event that any payment or benefit intended to be provided under this Plan or otherwise is required to be reduced pursuant to this Section, the Executive (in his or her sole discretion) shall be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this Section.  The Company shall provide the Executive with all information reasonably requested by the Executive to permit the Executive to make such designation.  In the event that the Executive fails to make such designation within ten (10) business days of receiving such information, the Company may effect such reduction in any manner it deems appropriate.

SECTION 6.3.        Establishment of Trust Fund.

(1)           In General.  The Plan is intended to be an unfunded, non-qualified retirement plan.  However, the Company may enter into a trust agreement with a trustee to establish a trust fund (the “Trust Fund”) and to transfer assets thereto (or cause assets to be transferred thereto), subject to the claims of the creditors of the Employers, pursuant to which some or all of the Mirror Pension Benefits and Mirror Pre-Retirement Pension Benefits shall be paid.  Payments from the Trust Fund shall discharge the Employers’ obligation to make payments under the Plan to the extent that Trust Fund assets are used to satisfy such obligations.

(2)  Upon a Change in Control.

(a)  Within thirty (30) business days of the occurrence of a Change in Control, to the extent it has not already done so, the Company shall be required to establish an irrevocable Trust Fund for the purpose of paying Mirror Pension Benefits and Mirror Pre-Retirement Pension Benefits.  Except as described in the following sentence, all contributions to the Trust Fund shall be irrevocable and the Company shall not have the right to direct the trustee to return to the Employers, or divert to others, any of the  assets of the Trust Fund until after satisfaction of all liabilities to all of the Executives and their Death Beneficiaries under the Plan.  Any assets deposited in the Trust Fund shall be subject to the claims of the creditors of the Employers and any excess assets remaining in the Trust Fund after satisfaction of all liabilities shall revert to the Company.

(b)           In addition to the requirements described in Subsection (a) above, the Trust Fund which becomes effectve on the Change in Control shall be subject to the following additional requirements:

(i)            the Trustee of the Trust Fund shall be a third party corporate or institutional trustee;

(ii)           the Trust Fund shall satisfy the requirements of a grantor trust under the Code; and

(iii)          the Trust Fund shall automatically terminate (A) in the event that it is determined by a final decision of the United States Department of Labor (or, if an appeal is taken therefrom, by a court of competent jurisdiction) that by reason of the creation of, and a transfer of assets to, the Trust, the Trust is considered “funded” for purposes of Title I of ERISA or (B) in the event that it is determined by a final decision of the Internal Revenue Service (or, if an appeal is taken therefrom, by a court of competent jurisdiction) that (I) a transfer of assets to the Trust is considered a transfer of property for purposes of Code Section 83 or any successor provision thereto, or (II) pursuant to Code Section 451 or any successor provision thereto, amounts are includable as compensation in the gross income of a Trust Fund beneficiary in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be distributed or made available to such beneficiary by the trustee.  Upon such a termination of the Trust, all of the assets in the Trust Fund attributable to the accrued Mirror Pension Benefits and Mirror Pre-Retirement Pension Benefits shall be immediately distributed to the Executives and the remaining assets, if any, shall revert back to the Company.

(c)           Within five (5) days following establishment of the Trust Fund, the Company shall transfer (or cause the Employers to transfer) to the trustee of such Trust Fund an amount equal to the equivalent actuarial present value of the Mirror Pension Benefits and Mirror Pre-Retirement Pension Benefits which have been accrued as of the date of the Change in Control on behalf of all of the Executives under the Plan (using the Actuarial Factors specified in Exhibit A for this purpose).

(d)           In January of each year following a funding of the Trust Fund pursuant to clause (b) above, the Company shall cause to be deposited in the Trust Fund such additional amount (if any) by which the aggregate equivalent actuarial present value (determined using the Actuarial Factors specified in Exhibit A) of the sum of the Mirror Pension Benefits and Mirror Pre-Retirement Pension Benefits for all Executives under the Plan as of December 31 of the preceding year exceeds the fair market value of the assets of the Trust Fund as of such date.

(e)           Notwithstanding the foregoing, an Employer shall not be required to make any contributions to the Trust Fund if the Employer is insolvent at the time such contribution is required.

(f)            The Administrator shall notify the trustee of the amount of Mirror Pension Benefits and Mirror Pre-Retirement Pension Benefits to be paid to or on behalf of the Executive from the Trust Fund and shall assist the trustee in making distribution thereof in accordance with the terms of the Plan.”

(g)           Notwithstanding any provision of the Plan or the Administrative Document to the contrary, the provision of this Section 6.3(2) hereof (i) may not be amended following a Change in Control and (ii) prior to a Change in Control may only be amended (A) with the written consent of each of the Executives or (B) if the effective date of such Amendment is at least two years following the date the Executives were given written notice of the adoption of such amendment.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and its corporate seal affixed, this 27 day of February, 2002.

ECOLAB, INC.

		By:	/s/ Steven L. Fritze
		Title:	Senior Vice President — Finance and Controller

(Seal)

Attest:	/s/ Kenneth A. Iverson